Exhibit 4.2

EXECUTION COPY

GSI COMMERCE, INC.

to

The Bank of New York,

as Trustee

INDENTURE

Dated as of

July 2, 2007

2.50% Convertible Senior Notes due 2027

CROSS-REFERENCE TABLE**

Trust Indenture Act Section	Indenture Section
310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.09
(b)	8.08
(c)	N.A.
311(a)	8.13
(b)	8.04; 8.13
(c)	N.A.
312(a)	6.01; 6.02(a)
(b)	6.02
(c)	6.02
313(a)	6.03
(b)(1)	N.A.
(b)(2)	6.03; 8.06
(c)	6.03; 16.03
(d)	6.03
314(a)	6.04; 16.03
(b)	N.A.
(c)(1)	16.05
(c)(2)	16.05
(c)(3)	N.A.
(d)	N.A.
(e)	16.05
(f)	N.A.
315(a)	8.01
(b)	7.08; 16.03
(c)	8.01
(d)	8.01
(e)	7.09
316(a) (last sentence)	N.A.
(a)(1)(A)	7.07
(a)(1)(B)	7.07
(a)(2)	N.A.
(b)	11.02
(c)	9.01
317(a)(1)	7.02
(a)(2)	7.02
(b)	5.04; 8.05
318(a)	16.07
(b)	N.A.
(c)	16.07

*	This Cross Reference Table is not a part of the Indenture.
N.A. means not applicable.

Section 16.11.	Authenticating Agent	102
Section 16.12.	Execution in Counterparts	103
Section 16.13.	Severability	103

Exhibit A	Form of Note	A-1

v

INDENTURE

INDENTURE dated as of July 2, 2007, between GSI Commerce, Inc., a Delaware corporation (hereinafter called the “Company”), having its principal office at 935 First Avenue, King of Prussia, Pennsylvania 19406 and The Bank of New York, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.50% Convertible Senior Notes due 2027 (hereinafter called the “Notes”), in an unlimited aggregate principal amount and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of Fundamental Change Repurchase Notice, a form of Repurchase Notice and a form of Conversion Notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7 of the Registration Rights Agreement.

“Additional Shares” has the meaning specified in Section 15.01(f).

“Adjustment Determination Date” has the meaning specified in Section 15.04(i).

“Adjustment Event” has the meaning specified in Section 15.04(i).

“Agent Members” has the meaning specified in Section 2.06(b).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.10, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 15.10, shall include its successors and assigns.

“Company Repurchase Notice” has the meaning specified in Section 3.07(b).

“Company Repurchase Notice Date” has the meaning specified in Section 3.07(b).

“Continuing Directors” means (i) individuals who on the Issue Date constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date or whose election or nomination for election was previously so approved.

“Conversion Date” has the meaning specified in Section 15.02(e)

“Conversion Notice” has the meaning specified in Section 15.02(e).

“Conversion Obligation” has the meaning specified in Section 15.01(a).

“Conversion Price” as of any day will equal $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 15.01(a).

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street Floor 8W, New York, NY 10286.

“Custodian” means The Bank of New York, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 15.10) on such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

“Daily Shares” means the number of shares referred to in clause (ii) of the definition of Daily Settlement Amount.

“Daily Settlement Amount” means, for each of the 20 VWAP Trading Days during the Observation Period,

(i) an amount of cash equal to (A) if the Company specifies a Specified Dollar Amount, the lesser of (x) the quotient of the Specified Dollar Amount and 20 and (y) the Daily Conversion Value relating to such VWAP Trading Day; or (B) if the Company specifies a Specified Percentage, the product of (x) the Specified Percentage and (y) the Daily Conversion Value relating to such VWAP Trading Day (in either case, the “Daily Cash Amount”); and

(ii) if such Daily Conversion Value exceeds the Daily Cash Amount, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day.

“Daily VWAP” means for each of the 20 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page GSIC.Q <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained by the Board of Directors for this purpose).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.04.

“Delivery Date” has the meaning specified in Section 15.02(d).

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The

Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” has the meaning specified in Section 15.04(c).

“Effective Date” has the meaning specified in Section 15.01(f).

“Event of Default” means any event specified in Section 7.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Date” means, with respect to any issuance or distribution of the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.

“Extension Fee” has the meaning specified in Section 7.01.

“Extension Right” has the meaning specified in Section 7.01.

A “Fundamental Change” shall be deemed to have occurred if:

(1) any Person (including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or

(2) the Company (i) merges or consolidates with or into any other Person, other than a Subsidiary of the Company, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:

•	that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

•

which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

•

pursuant to which the consideration received by the holders of the Common Stock immediately prior to the transaction results in their ownership of, directly or indirectly, 50% or more of all classes of common equity of the surviving or resulting corporation immediately following such merger or consolidation; or

(3) at any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor Person to the Company); or

(4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company; or

(5) shares of the Common Stock, or shares of any other capital stock or American Depositary Receipts in respect of shares of capital stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.05(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.05(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.05(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.05(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.05(b).

“Global Note” has the meaning specified in Section 2.02.

“Global Security Legend” has the meaning specified in Section 2.03(a).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” means Goldman, Sachs & Co.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including any Additional Interest, if applicable.

“Issue Date” means July 2, 2007.

“Last Reported Sale Price” of the shares of Common Stock, or any other security for which a closing sale price is to be determined, on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which shares of Common Stock or such other security are traded or, if the shares of Common Stock or such other security are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the average of the last quoted bid and ask prices for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock or such other security is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and asked prices of the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Makewhole Fundamental Change” has the meaning specified in Section 15.01(f).

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity Date” means, with respect to the Notes, June 1, 2027.

“Measurement Period” has the meaning specified in Section 15.01(a).

“Merger Event” has the meaning specified in Section 15.10.

“Net Share Settlement Election” has the meaning specified in Section 15.02(b).

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Noteholder” or “holder” as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Note Register” has the meaning specified in Section 2.06.

“Note Registrar” has the meaning specified in Section 2.06.

“Notice Date” means the date of mailing of the notice of redemption pursuant to Section 3.02.

“Observation Period” means:

•

with respect to any conversion of Notes after a Notice Date (but only Notes called for redemption in the case of a partial redemption), the 20 consecutive VWAP Trading Day period beginning on, and including, the first VWAP Trading Day after the applicable redemption date;

•

with respect to any Conversion Date occurring on or after the twenty-fifth (25th) Scheduled Trading Day prior to the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

•	in all other instances, the 20 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the Conversion Date.

“Offering Circular” means the offering circular, dated June 27, 2007, relating to the offering by the Company of the Notes.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company. One of the officers giving an Officers’ Certificate pursuant to Section 5.09 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

“outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Notes converted into Common Stock pursuant to Article 15 and Notes deemed not outstanding pursuant to Article 3.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated lost, destroyed or stolen Note that it replaces.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“record date” has the meaning specified in Section 2.04.

“Reference Property” has the meaning specified in Section 15.10(b).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date between the Initial Purchaser and the Company.

“Relevant Date” has the meaning specified in Section 15.04(l).

“Repurchase Date” has the meaning specified in Section 3.06.

“Repurchase Notice” has the meaning specified in Section 3.06.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Security” has the meaning specified in Section 2.03.

“Restricted Security Legend” means the legend set forth in Section 2.03.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Specified Dollar Amount” has the meaning specified in Section 15.02(a).

“Specified Percentage” has the meaning specified in Section 15.02(a).

“Spin-Off” has the meaning specified in Section 15.04(c).

“Stock Price” means the price paid per share of Common Stock in connection with a Makewhole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.01(f), which shall be equal to (i) if holders of Common Stock receive only cash consideration in such Makewhole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date of such Makewhole Fundamental Change.

“Stock Record Date” has the meaning specified in Section 15.04(f).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price”, on any date of determination, means the average of the secondary market bid quotations provided to the Trustee for $2.0 million in principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers, which may include the Initial Purchaser, selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 million in principal amount of the Notes cannot reasonably be obtained by the Trustee, then the Trading Price per $1,000 in principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination by the Trustee shall be conclusive absent manifest error.

“Trading Price Condition” has the meaning specified in Section 15.01(a).

“Trigger Event” has the meaning specified in Section 15.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.04 and Section 15.10; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” shall mean “Business Day.”

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation Amount And Issue of Notes. The Notes shall be designated as “2.50% Convertible Senior Notes due 2027”. On the Issue Date, the Trustee shall authenticate and deliver $125,000,000 of Notes ($150,000,000 of Notes if the Initial Purchaser elects to exercise in full its right to purchase additional Notes) and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be outstanding at any time is unlimited.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A with such applicable legends as are provided for in Section 2.03. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.06, all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”) with the applicable legends as provided for in Section 2.03. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.06, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted by this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and Interest on any Global Note shall be made to the holder of such Note.

Section 2.03. Legends.

(a) Restricted Securities Legends. Each Note issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(a)(i), and each certificate representing shares of the Common Stock issued upon conversion of any Note issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in Section 2.03(a)(ii) (each such legend, a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.03(a)(iii). Each Note that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(i) (together with each certificate representing shares of the Common Stock issued upon conversion of such Note that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03(a) (including the Restricted Securities Legend set forth below), and the holder of each such Restricted Security, by such holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i) Restricted Securities Legend.

Except as provided in Section 2.03(a)(iii), any certificate evidencing such Note (and all Notes issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.03(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

“THIS NOTE AND SECURITY ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND SECURITY ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE SECURITIES, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE AND SECURITY ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE

LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

(ii) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities.

Each stock certificate representing Common Stock issued upon conversion of Notes bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE SECURITIES, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR

REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

(iii) Removal of the Restricted Securities Legends.

The Restricted Securities Legend may be removed from any Note or any certificate representing shares of the Common Stock issued upon conversion of any Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note or shares of the Common Stock issued upon conversion of Notes, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (i) in the case of a Note, the Trustee shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the certificate or certificates representing such shares of Common Stock bearing such legend, one or more new certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Note or certificates representing shares of the Common Stock issued upon conversion of any Note as provided above, no other Note issued in exchange for all or any part of such Note, or no other certificates issued in exchange for such Common Stock shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” (or such shares of Common Stock are “restricted securities”) within the meaning of Rule 144 and instructs the Trustee or transfer agent in writing to cause a Restricted Securities Legend to appear thereon.

Any Note (or Note issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(i) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(i).

Any certificate representing shares of Common Stock issued upon conversion of any Note as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(ii) have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

(iv) Global Security Legend.

Each Global Note shall also bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(v) Legend for Notes in Certificated Form.

Notes in certificated form, in addition to the legend set forth in Section 2.03(a)(i), will also bear a legend substantially in the following form:

“THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.”

Section 2.04. Date And Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear Interest as specified in the Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest payable on such interest payment date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the repurchase date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case accrued and unpaid Interest to, but excluding, such redemption date or repurchase date shall be payable on such interest payment date to the holders of such Notes registered as such on the applicable record date).

Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay Interest on any Notes in certificated form (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such Notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary. The Company shall pay Interest on any Global Note by wire transfer in immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any interest payment date shall mean the May 15 or November 15 preceding the applicable June 1 or December 1 interest payment date, respectively.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any June 1 or December 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.04.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.05 if the Trustee determines in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Noteholders.

Section 2.06. General Provisions Relating to Exchange and Registration of Transfer of Notes. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.03.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding and such legends as may be required by Section 2.03.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company, Trustee or Note Registrar may require payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.02, (c) any Notes or portions thereof surrendered for conversion pursuant to Article 15, (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof, delivered to such Depositary or a nominee thereof or Custodian therefor, bear the Restricted Securities Legend set forth in Section 2.03(a)(i), bear the Global Security Legend set forth in Section 2.03(a)(iv) and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety (90) days or (ii) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary has not been appointed by the Company within ninety (90) days or (B) an Event of Default has occurred and the maturity of the Notes shall have been accelerated in accordance with Section 7.01 and any Noteholder shall have given written notice to the Company requesting the issuance of definitive Notes. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii) Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

(vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholder and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company, the Trustee or Note Registrar may require the payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock, cash or a combination of cash and Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. The Company may from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchases or other applicable notices as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.11. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled to issue additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to repurchase.

With respect to any additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number of such additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such additional Notes to not be fungible for U.S. Federal income tax purposes with any other Notes issued under this Indenture; provided, further, that the Additional Notes are issued pursuant to a “qualified reopening” or are treated as issued without original issue discount for U.S. Federal income tax purposes.

Section 2.12. Special Transfer Provisions. Unless a Note is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Notes:

(a) Transfer of Notes to a QIB.

The following provisions shall apply with respect to the registration of any proposed transfer of Notes to a QIB:

(i) If the Notes to be transferred consist of a beneficial interest in the Global Notes, the transfer of such interest may be effected only through the book-entry systems maintained by the Depositary.

(ii) If the Notes to be transferred are in certificated form, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating (or has otherwise advised the Company and the Note Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Note Registrar in writing that:

(A) it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion;

(B) it and any such account is a QIB within the meaning of Rule 144A;

(C) it is aware that the sale to it is being made in reliance on Rule 144A;

(D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b) General.

By its acceptance of any Note bearing the Restricted Securities Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. The Note Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each holder agrees by its acceptance of the Notes to furnish the Note Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Note Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Note Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.06(b) hereof or this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01. Redemption of Notes. The Company may not redeem any Notes prior to June 8, 2014. At any time on or after June 8, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, at a cash redemption price equal to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid Interest, if any, to, but excluding, the date fixed for redemption; provided that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then accrued and unpaid Interest, if any, to, but excluding, the date fixed for redemption shall be paid on such interest payment date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date and the redemption price payable to the holder who presents the Note for redemption will be 100% of the principal amount of such Note and will not include any interest. Notwithstanding the foregoing, the Company may not redeem any Notes and the Trustee shall not redeem any Notes or mail any notice of redemption if the Company has failed to pay any Interest on the Notes and such failure to pay is continuing, or if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded.

Section 3.02. Notice of Optional Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that Interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Stock, cash or a combination of cash and Common Stock will expire. Unless the Company has made a Net Share Settlement Election pursuant to Section 15.02(b) prior to the date of such notice, such notice also shall state whether the Company has elected to settle its

Conversion Obligation in respect of Notes converted after the date of such notice of redemption and on or prior to the applicable redemption date in cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock only. Unless the Company has made a Net Share Settlement Election prior to the date of a notice of redemption, if such notice of redemption does not specify how the Company will settle its Conversion Obligation, then the Company shall settle its Conversion Obligation in respect of all Notes converted after the date of such notice of redemption and on or prior to the applicable redemption date solely in shares of Common Stock. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock, cash or a combination of cash and Common Stock) at the appropriate redemption price, together with accrued Interest payable to holders of Notes being redeemed to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued Interest to, but excluding, the redemption date. If any Note called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03. Payment of Notes Called For Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock, cash or a combination of cash and Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest accrued to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with Interest accrued to, but excluding, said date) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Notes at the redemption price, together with Interest accrued to, but excluding, said date) such Notes shall cease to be convertible into Common Stock and, except as provided in Section 8.05 and Section 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid Interest to (but excluding) the redemption date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with Interest accrued thereon to, but excluding, the redemption date; provided that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then accrued and unpaid Interest, if any, to, but excluding, the date fixed for redemption shall be paid on such interest payment date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the redemption date at a rate equal to 1% per annum plus the rate borne by the Note and such Note shall remain convertible into Common Stock, cash or a combination of cash and Common Stock until the principal and Interest shall have been paid or duly provided for.

Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with Interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 3.05. Right To Require Repurchase Upon A Fundamental Change. (a) If a Fundamental Change occurs at any time, then each holder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) days and not more than thirty (30) days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a regular record date and on or prior to the corresponding interest payment date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date; provided that no Notes may be repurchased by the Company pursuant to this Section 3.05 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date.

However, notwithstanding the foregoing, holders shall not have the right to require the Company to repurchase any Notes (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if a Fundamental Change under clauses (1), (2) or (3) of the definition of Fundamental Change occurs and at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation or such other transactions otherwise constituting a Fundamental Change under clauses (1) or (2) of the definition of Fundamental Change consists of shares of common stock or ordinary shares or American Depositary Receipts in respect of shares of common stock or ordinary shares traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Notes become convertible into such shares of common stock or ordinary shares or such American Depositary Receipts (or, if the Company has made the Net Share Settlement Election, into cash (in respect of the principal portion) and, if applicable, such shares of such common stock or ordinary shares or such American Depositary Receipts).

Repurchases of Notes under this Section 3.05 shall be made, at the option of the holder thereof, upon:

(i) if the Notes are held in certificated form, delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are held in global form, a notice that complies with the procedures of the Depositary in effect at that time, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company), such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 3.05.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 15th day after the effective date of such Fundamental Change, the Company shall provide to all holders of record of the Notes and the Trustee and paying agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Repurchase Right Notice shall include a form of Fundamental Change Repurchase Notice and specify (if applicable):

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date and the last date on which a holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the name and address of the paying agent and the conversion agent;

(vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(viii) that the holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(ix) that the holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and

(x) the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

(c) A Fundamental Change Repurchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the paying agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with the procedures of the Depositary in effect at that time.

(d) Prior to 10:00 a.m. (New York City Time) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 5.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 3.05), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by this Section 3.05 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate repurchase price of all the Notes, or portions thereof that are to be repurchased on the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) the Notes will cease to be outstanding, (ii) Interest on the Notes shall cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid Interest, if any, upon delivery or transfer of the Notes.

(f) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule), to the extent then applicable, and otherwise comply with all applicable federal and state securities laws in connection with the repurchase rights of the holders of Notes in the event of a Fundamental Change.

Section 3.06. Repurchase of Notes by the Company at Option of the Holder. Unless the Company has elected to redeem all of the Notes in accordance with Section 3.01, Notes shall be purchased by the Company pursuant to the terms of the Notes at the option of the holder on June 1 of 2014, 2017 and 2022, respectively (each a “Repurchase Date”), for cash, at a repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date, subject to the provisions of Section 3.07; provided that no Notes may be repurchased by the Company pursuant to this Section 3.06 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Repurchase Date; and provided, further, that if the Repurchase Date occurs after a record date and on or prior to the corresponding interest payment date, then the Company will pay accrued and unpaid Interest to, but excluding, the Repurchase Date to the record holder on the record date immediately preceding the Repurchase Date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. Repurchases of Notes under this Section 3.06 shall be made, at the option of the holder thereof, upon:

(a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date; and

(b) delivery or book-entry transfer of the Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 5.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.06 only if the Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 3.06, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date and (y) the time of the book-entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) a Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the second Business Day preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.07. Company Repurchase Notice. (a) The Notes to be repurchased on any Repurchase Date pursuant to Section 3.06 will be paid for in cash.

Unless the Company has elected to redeem all of the Notes in accordance with Section 3.01, at least five Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 3.07(b) in the Company Repurchase Notice, and

(ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

(b) Unless the Company has elected to redeem all of the Notes in accordance with Section 3.01, in connection with any repurchase of Notes, the Company shall, no less than 20 Business Days prior to the Repurchase Date (the “Company Repurchase Notice Date”), give notice to holders at their addresses shown in the Note Register setting forth information specified in this Section 3.07(b) (the “Company Repurchase Notice”). The Company will also give notice to beneficial owners as required by applicable law.

The Company Repurchase Notice shall:

(1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(2) include a form of Repurchase Notice;

(3) state the name and address of the Trustee (or other paying agent appointed by the Company);

(4) state that Notes must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the repurchase price;

(5) if the Notes are then convertible, state that Notes as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

(6) state the CUSIP number of the Notes.

The Company Repurchase Notice may be given by the Company or, at the Company’s written request, upon notice of five Business Days, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(c) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of Notes.

Section 3.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.06, the holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such Note. Such repurchase price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.06) and (y) the time of delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.06. Notes in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the date that is two Business Days prior to the Repurchase Date, specifying:

(a) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 3.09. Deposit of Repurchase Price. (a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 5.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be purchased as of the Repurchase Date, together with accrued Interest to, but excluding, the Repurchase Date.

(b) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate repurchase price of all the Notes, or portions thereof that are to be repurchased on the Business Day following the Repurchase Date, then on and after the Repurchase Date (i) the Notes will cease to be outstanding, (ii) Interest on the Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Notes.

Section 3.10. Notes Repurchased in Part. Upon presentation of any Note repurchased pursuant to Section 3.05 and Section 3.06, as the case may be, only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.11. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash or money that remains unclaimed as provided in Section 13.04, together with interest, if any, thereon, held by them for the payment of the repurchase price pursuant to Section 3.05 and Section 3.06, as the case may be; provided that to the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 3.09 exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE 4

[INTENTIONALLY OMITTED]

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3) and Interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in The Borough of Manhattan which office is located at 101 Barclay Street Floor 8W, New York, NY 10286.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Note Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in The Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10 and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal or Interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 and 13.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 5.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

Section 5.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 5.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.09. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such Defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.10. Reports By Company

(a) The Company shall file any documents that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 days after the same are required to be filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system will be deemed provided to the Trustee as of the time such documents are filed via EDGAR.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

(c) If at any time the Company is not required to file with the Commission the reports described in paragraph (a), the Company will furnish to the holders of the Notes or any shares of Common Stock issued upon conversion of the Notes which continue to be Restricted Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE 6

NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each May 15 and November 15 in each year beginning with November 15, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 6.02. Preservation And Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar or paying agent in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.03. Reports by Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2008, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed (if applicable) and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 7

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in any payment of Interest on any Note when due and payable and the default continues for a period of thirty (30) days; or

(b) default in the payment of the principal of any Note when due and payable at its stated maturity upon required repurchase, acceleration or otherwise; or

(c) failure on the part of the Company to comply with its obligation to convert the Notes into cash and, if applicable, shares of Common Stock upon exercise of a holder’s conversion right; or

(d) failure on the part of the Company to comply with its obligations under Article 12; or

(e) failure on the part of the Company to comply with notice obligations provided in Section 15.01(b) through (e) and Section 3.05;

(f) failure on the part of the Company for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 has been received by the Company to comply with any other agreements in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with); or

(g) default in the payment of principal when due at stated maturity of other indebtedness or acceleration of such other indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million, and such default or acceleration has not been cured, rescinded or annulled within a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04; or

(h) any judgment or judgments for the payment of money in excess of $15 million are rendered against the Company or one of its Subsidiaries that are not waived, satisfied or discharged for any period of thirty (30) days during which a stay of enforcement is not in effect; or

(i) a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days then, and in each and every such case (other than an Event of Default specified in Section 7.01(i) or 7.01(j)), unless the principal and premium, if any, of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may and the Trustee at the request of such Noteholders shall, declare the principal and premium, if any, of all the Notes and the Interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(i) or 7.01(j) occurs, the principal and premium, if any, of all the Notes and the Interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal or premium, if any, of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Notes and the principal and premium of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal or premium at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal and premium, if any, of and accrued Interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding the foregoing, if the Company so elects, the sole remedy of holders for an Event of Default relating to any obligations the Company may have or be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the Commission pursuant to the covenant described in Section 5.10 will for the first ninety (90) days after the occurrence of such Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Extension Fee”). At the Company’s election, the Extension Fee will be payable on all outstanding Notes on or before the date on which such Event of Default first occurs. On the 91st day after such Event of Default (if such violation is not cured or waived prior to such 91st day), the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay the Extension Fee upon any such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

Notwithstanding the preceding paragraph, if an Event of Default occurs under any other series of debt securities issued subsequent to the issuance of the Notes resulting from the Company’s failure to file any such documents or reports and such Event of Default is not subject to extension on terms similar to the above, then the Extension Right will no longer apply and the Notes will be subject to acceleration as provided above.

In order to exercise the Extension Right and elect to pay the Extension Fee as the sole remedy during the first ninety (90) days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the second preceding paragraph, the Company must (i) notify all holders of Notes and the Trustee and paying agent of such election prior to the first Business Day following the date on which such Event of Default occurs and (ii) pay such Extension Fee on or before the close of business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Extension Fee, the Notes will be immediately subject to acceleration as provided above.

Section 7.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal or premium, if any, of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or Interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Notes, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the principal of and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.06;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and Interest, with Interest on the overdue principal and (to the extent that such Interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid Interest; and

FOURTH: To the payment of the remainder, if any, to the Company.

Section 7.04. Proceedings by Noteholder. Subject to Section 8.01 of this Indenture, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or Interest when due or to receive amounts due to it upon conversion, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such sixty (60) day period;

it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04 each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal and premium, if any, of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3), and accrued Interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. Subject to Section 7.01, the holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the Notes or (ii) a failure by the Company to deliver amounts due upon conversion, and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of and Interest on the Notes or failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived, and (3) all amounts due to the Trustee pursuant to Section 8.06 shall have been paid. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in the payment of principal of or Interest on any Note or conversion Default, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is also required to deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any events that would constitute a Default, the status of those events and what action the Company is taking or proposes to take in respect thereof.

Section 7.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8

THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee shall have been notified in writing of such Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 8.03. No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any paying agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note Registrar.

Section 8.05. Monies to Be Held in Trust. Subject to the provisions of Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(f) or (g) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Officers’ Certificate As Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 8.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such interest within ninety (90) days, (ii) apply to the Commission for permission to continue as trustee or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 9

THE NOTEHOLDERS

Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10

MEETINGS OF NOTEHOLDERS

Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) (x) to cure any ambiguity or to correct or supplement any provision that may be defective or inconsistent with any other provision, or (y) to make such other provisions in regard to matters or questions arising under the Indenture that (in the case of clause (y)) shall not materially adversely affect the interests of the holders;

(2) to provide for the assumption by a successor corporation of the Company’s obligations under the Indenture;

(3) to add guarantees with respect to the Notes;

(4) to secure the Notes;

(5) to add to the Company’s covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

(6) to provide for the conversion of Notes in accordance with the terms of the Indenture;

(7) to make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to confirm the terms of the Indenture or the Notes to the description contained herein will not be deemed to be adverse to any holder;

(8) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) to increase, from time to time, the per annum Interest rate on the Notes for any period; or

(10) to evidence and provide for the acceptance of the appointment of a successor trustee under the Indenture.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall:

(i) reduce the amount of Notes whose holders must consent to an amendment;

(ii) reduce the rate, or extend the stated time for payment, of Interest on any Note or reduce the amount, or extend the stated time for payment, of the Extension Fee;

(iii) reduce the principal, or extend the stated maturity, of any Note;

(iv) make any change that adversely affects the conversion rights of any Notes;

(v) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) change the place or currency of payment of principal or Interest or Extension Fee in respect of any Note;

(vii) impair the right of any holder to receive payment of principal of and Interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(viii) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(ix) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

in each case, without the consent of the holder of each Note so affected.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03. Notice of Supplemental Indenture. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 11.02, the Company shall give notice in the manner provided in Section 16.03 (which may be made through notice to the Depositary) to all holders of Notes and issue a press release, briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice or to issue such press release, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 11.04. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.04 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.05. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.06. Evidence of Compliance of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel in addition to the documents required by Section 16.05, as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company May Consolidate On Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers in which it is a consolidating or merging party, nor shall the Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or, if not the Company, the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and Interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company and other than a Person who is a successor to the Company’s obligations hereunder and under the Notes by operation of law) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.10; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 12.02. Successor To Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of GSI Commerce, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (other than a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03. Opinion of Counsel To Be Given to Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 12.

ARTICLE 13

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, or deliver to the holders, if applicable, cash, shares of Common Stock or cash and shares of Common Stock, if applicable, sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and Interest and all other sums due or to become due to such date of maturity or repurchase date or upon conversion or otherwise, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and Interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02. Deposited Monies To Be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest.

Section 13.03. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.02; provided that if the Company makes any payment of Interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 14

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01. Right to Convert. Conversion Privilege and Conversion Rate.

(a) Subject to, and upon compliance with the provisions of this Indenture, and subject to the prior redemption or repurchase of the Notes, a holder of any Note shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and at any time on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027, into shares of Common Stock (or cash or a combination of cash and shares of Common Stock, if the Company so elects), at a rate (the “Conversion Rate”) of 33.3333 shares of Common Stock (subject to adjustment by the Company as provided in Section 15.04) per $1,000 principal amount of the Note (the “Conversion Obligation”) under the circumstances and during the periods set forth in clauses (i), (ii), (iii) or (iv) of this paragraph (a) of this Section 15.01. Subject to the prior redemption or repurchase of the Notes during the periods (x) on or after March 1, 2014 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding June 8, 2014, and (y) on or after March 1, 2027 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, regardless of the conditions set forth in clauses (i), (ii), (iii) or (iv) of this paragraph (a) of this Section 15.01, and upon compliance with the provisions of this Indenture, a holder of any Note shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Notes at the applicable Conversion Rate.

(i) The Notes shall be convertible at any time (x) prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and (y) on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day (the “Trading Price Condition”) determined as set forth below. The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a holder provides the Company with reasonable evidence that the Trading Price per $1000 principal amount of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Trustee (or other conversion agent) in writing to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate and (b) the Last Reported Sale Price (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met, the Company shall so notify the holders of the Notes. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the holders of the Notes, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 15.01(a)(i). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate and (b) the Last Reported Sale Price on such date. The Trustee shall be under no duty or obligation to make the calculations described in this paragraph or to determine whether the Notes are convertible pursuant to this paragraph. For the avoidance of doubt, the Company shall make the calculations described in this paragraph using the Trading Price provided by the Trustee.

The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to clause (i) of this paragraph (a) of this Section 15.01 (including without limitation the calculation or determination of the Conversion Rate, the Last Reported Sale Price and any other calculation required under clause (i) of this paragraph (a) of this Section 15.01), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this clause (i) of this paragraph (a) of this Section 15.01; provided that nothing herein shall be construed to relieve the Trustee of its duties pursuant to clause (i) of this paragraph (a) of this Section 15.01.

(ii) The Notes shall be convertible at any time (x) prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and (y) on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027, during any calendar quarter after the calendar quarter ending September 30, 2007 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii) If any of the Notes are called for redemption by the Company pursuant to Section 3.01, such Notes shall be convertible during the period from the date of the applicable redemption notice until the close of business on the Scheduled Trading Day immediately preceding the applicable redemption date.

(iv) The Notes shall be convertible at any time (x) prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and (y) on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027, as provided in subsections (b), (c) and (d) of this Section 15.01.

(b) In the event that the Company elects to:

(i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 45 days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of the Common Stock for the ten Trading Days immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such holders and the Trustee referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify, in the manner provided for in Section 16.03, holders and the Trustee of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right, and issue a press release, no later than the twenty-fifth (25th) Scheduled Trading Day prior to the Ex-Date for such distribution. A holder may not convert its Notes pursuant to this paragraph (b) if such holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder, without having to convert its Notes.

(c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the holders shall have the right to convert Notes at any time beginning twenty-five (25) Scheduled Trading Days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the thirtieth (30th) Scheduled Trading Day after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change. The Company shall, in the manner provided for in Section 16.03, notify holders and the Trustee, and issue a press release, at least twenty-five (25) Scheduled Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders.

(d) If the Company is a party to any transaction or event that is described in clause (2) of the definition of Fundamental Change, a holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in following sentence, from and after the twenty-fifth (25th) Scheduled Trading Day prior to the anticipated Effective Date of such transaction or event until (i) the corresponding Fundamental Change Repurchase Date for such transaction or event or (ii) if there is no such Fundamental Change Repurchase Date, thirty (30) Scheduled Trading Days following the Effective Date of such Fundamental Change. The Company shall notify, in the manner provided for in Section 16.03, each of the holders and the Trustee of such event or transaction, and issue a press release, no later than twenty-five (25) Scheduled Trading Days prior to the anticipated Effective Date of such event or transaction.

(e) If an event or transaction described in clauses (1), (3), (4) or (5) of the definition of Fundamental Change occurs, the Company shall notify in the manner provided for in Section 16.03 each of the holders and the Trustee of the occurrence of any such event or transaction, and issue a press release, on the Effective Date of such event or transaction. A holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the preceding sentence, from and after the Effective Date of such event or transaction until (i) the Fundamental Change Repurchase Date for such event or transaction or (ii) if there is no such Fundamental Change Repurchase Date, the thirtieth (30th) Scheduled Trading Day following the Effective Date of such Fundamental Change.

(f) If a holder elects to convert Notes in connection with a Fundamental Change described in clauses (1), (2) or (4) of the definition of Fundamental Change that occurs on or prior to June 1, 2014 (a “Makewhole Fundamental Change”), the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however that no increase shall be made in the case of a Fundamental Change described in clauses (1) or (2) of the definition of Fundamental Change if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change consists of shares of common stock or ordinary shares or American Depositary Receipts in respect of shares of common stock or ordinary shares traded or quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into shares of such common stock or ordinary shares or such American Depositary Receipts (or, if the Company has made a Net Share Settlement Election, into cash (in respect of the principal portion of the Notes) and, if applicable, such shares of such common stock or ordinary shares or such American Depositary Receipts). Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 15.02(d). For purposes of this clause (f), a conversion shall be deemed to be “in connection with” a Makewhole Fundamental Change to the extent that a holder surrenders Notes for conversion (x) on or after the twenty-fifth (25th) Scheduled Trading Day prior to the anticipated Effective Date of a Fundamental

Change described in clause (2) of the definition of Fundamental Change or (y) on or after the Effective Date of a Fundamental Change described in clauses (1) or (4) of the definition of Fundamental Change, in each case until the corresponding Fundamental Change Repurchase Date or, if there is no such Fundamental Change Repurchase Date, the twenty-fifth (25th) Scheduled Trading Day following the Effective Date of such Makewhole Fundamental Change.

(i) The number of Additional Shares shall be determined by the Company by reference to the table attached as Exhibit B hereto, based on the date on which the Makewhole Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $100.00 per share of Common Stock (subject to adjustment in the same manner as set forth in clause (ii) below), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $24.36 per share (subject to adjustment in the same manner as set forth in clause (ii) below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 41.0509 shares of Common Stock per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 15.04).

(ii) The Stock Prices set forth in the first row of the table attached as Exhibit B will be adjusted by the Company as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 15.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

Section 15.02. Exercise of Conversion Privilege. Except to the extent that the Company has irrevocably elected Net Share Settlement pursuant to paragraph (b) of this Section 15.02, the Company may satisfy its Conversion Obligation in cash or in any combination of cash and shares of Common Stock selected by the Company, in accordance with paragraph (a) of this Section 15.02. The Company may elect to deliver shares of Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of a Conversion Obligation by providing the holder through the Trustee with notice of the method of settlement at any time no later than the close of business on the second Scheduled Trading Day immediately following the Conversion Date; provided, however, that the Company will only be permitted to make a one-time election for all Notes for which the Conversion Date is on or after the twenty-fifth (25th) Scheduled Trading Day preceding the Maturity Date, and such election shall be made on or before the close of business on the Scheduled Trading Day immediately preceding such twenty-fifth (25th) Scheduled Trading Day. If the Company does not make such election, all Conversion Obligations will be settled in shares of Common Stock as set forth in clause (a)(i) below.

(a) (i) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to holders on the third VWAP Trading Day after the relevant Conversion Date a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day); together with cash in lieu of fractional shares of Common Stock as provided in Section 15.03.

(ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to the holder, for each $1,000 principal amount of the Notes to be converted, on the third VWAP Trading Day immediately following the last day of the related Observation Period, cash in an amount equal to the sum of the Daily Conversion Value for each of the 20 VWAP Trading Days during the related Observation Period.

(iii) If the Company elects to satisfy the Conversion Obligation in a combination of cash and Common Stock, the Company will pay either (i) an amount in cash equal to the dollar amount per $1,000 principal amount of Notes specified in the notice regarding the chosen method of settlement (the “Specified Dollar Amount”) or (ii) an amount in cash equal to a fixed percentage of the Conversion Obligation specified in the notice regarding the chosen method of settlement (the “Specified Percentage”); and deliver shares of Common Stock for the remainder of the Conversion Obligation. The Company will deliver cash in lieu of any fractional shares of the Common Stock as provided in Section 15.03. The Company will settle each $1,000 in principal amount of Notes being converted by delivering, on the third VWAP Trading Day immediately following the last day of the related Observation Period, cash and shares of the Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP Trading Days during the related Observation Period.

(b) (i) At any time on or prior to the twenty-fifth (25th) Scheduled Trading Day prior to the Maturity Date, the Company may irrevocably elect (the “Net Share Settlement Election”) to satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion for which the Conversion Date occurs after the Company issues the press release referred to in subsection (b)(ii) below in cash and shares of Common Stock, if applicable, by delivering, on the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP Trading Days during the related Observation Period, determined in accordance with clause (iii) of paragraph (a) of this Section 15.02 based on a Specified Dollar Amount equal to $1,000; provided that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 15.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.

(ii) If the Company makes a Net Share Settlement Election, the Company will promptly (x) issue a press release (and the Net Share Settlement Election will become effective on the date when such press release is issued) and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information and (y) provide written notice to the holders of Notes and the Trustee, in accordance with Section 16.03, including through the facilities of the Depositary.

(iii) Notwithstanding anything to the contrary in this Indenture, the Company may irrevocably renounce its right to the Net Share Settlement Election in subsection (b)(i) above at any time prior to the 25th Scheduled Trading Day preceding the Maturity Date. Upon such renouncement, the Company will no longer have the right to make the Net Share Settlement Election in respect of its Conversion Obligation and any such attempt shall have no effect. If the Company renounces its right to the Net Share Settlement Election, the Company will promptly (x) issue a press release (and the renouncement will become effective on the date when such press release is issued) and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information and (y) provide written notice to the holders of Notes and the Trustee, in accordance with Section 16.03, including through the facilities of the Depositary.

(c) Notwithstanding the provisions described above in paragraphs (a) and (b) of this Section 15.02, in satisfaction of the Conversion Obligation, the Company may direct the conversion agent to surrender, on or prior to the second VWAP Trading Day after the relevant Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such Notes, the shares of Common Stock (or, cash or a combination of cash and shares of Common Stock) equal to the Conversion Obligation pursuant to this Section 15.02, as is designated to the conversion agent by the Company. By the close of business on the second VWAP Trading Day following the relevant Conversion Date, the Company shall notify, in the manner provided in Section 16.03, the holder surrendering Notes for conversion that the Company has directed the designated financial institution to make an exchange in lieu of conversion and such financial institution will be required to notify the conversion agent that it will deliver, upon exchange, the applicable Conversion Obligation. If the designated institution accepts any such Notes, it shall deliver the applicable Conversion Obligation to the conversion agent and the conversion agent will deliver such Conversion Obligation to the holder. Any Notes exchanged by the designated institution shall remain outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall satisfy its Conversion Obligation pursuant to paragraphs (a) or (b) of this Section 15.02.

(d) Notwithstanding paragraphs (a) and (b) of this Section 15.02, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.01(f) pursuant to this paragraph (d).

(i) If the date (the “Delivery Date”) on which the Company is otherwise required to deliver shares of Common Stock, cash or a combination of cash and shares of the Common Stock upon conversion is prior to the Effective Date of the Makewhole Fundamental Change, the Company shall satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this paragraph (d) by delivering a number of shares of Common Stock, if any, based on the applicable Conversion Rate in effect for each such $1,000 principal amount of Notes, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 15.01(f), on the Delivery Date. As soon as practicable following the Effective Date of the Makewhole Fundamental Change, the Company shall deliver the increase in such amount of Common Stock or Reference Property in lieu of shares of Common Stock, if any, as if the applicable Conversion Rate had been increased by such number of Additional Shares on the applicable Conversion Date (or, if applicable, during the related Observation Period and based upon the related Daily VWAP prices during such Observation Period). If the Company made a Net Share Settlement Election and such increased amount of cash and shares, if any, of Common Stock results in an increase to the amount of cash to be paid to holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Common Stock or Reference Property based on such increased number of shares.

(ii) If the Delivery Date related to Notes surrendered for conversion is on or following the Effective Date of such Makewhole Fundamental Change, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 15.01(b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 15.01(f)) on such Delivery Date.

(e) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to Interest payable on the next interest payment date to which such holder is not entitled as set forth in paragraph (k) of this Section 15.02 and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the conversion agent in the form attached to this Indenture (or a facsimile thereof) (a “Conversion Notice”) at the office of the conversion agent which shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the conversion agent, (C) if required, pay funds equal to Interest payable on the next interest payment date to which such holder is not entitled as set forth in paragraph (k) of this Section 15.02, and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in this paragraph (e).

No Conversion Notice with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Repurchase Notice or Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of this Indenture.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(f) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in paragraphs (a) or (b), as applicable, of this Section 15.02, except to the extent specified in paragraph (d) of this Section 15.02. The Company shall make such delivery by paying the cash amount owed, if any, to the holder of the

Note surrendered for conversion, or such holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(g) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in an order by the Company, authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(h) Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 15.

(i) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any conversion agent other than the Trustee.

(j) Upon conversion, a holder shall not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the Conversion Obligation pursuant to this Section 15.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a record date, holders of such Notes as of 5:00 p.m., New York City time, on the record date shall receive the interest payable on such Notes on the immediately following Interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the corresponding interest payment date must be accompanied by payment of an amount equal to the Interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a redemption date or a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding interest payment date; (ii) to the extent of any overdue Interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the regular record date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

Section 15.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on (i) if the Conversion Obligation is to be satisfied solely in shares of Common Stock, the Last Reported Sale Price of the Common Stock on the relevant Conversion Date or (ii) if the Conversion Obligation is to be settled other than solely in shares of Common Stock, the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.

Section 15.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holders, without having to convert their Notes:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR´ = CR0 ×	OS´
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and

OS´ = the number of shares of Common Stock outstanding as of the Ex-Date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 15.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them (for a period expiring within 45 days after the Stock Record Date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR´ = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Ex-Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Stock Record Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Stock Record Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock as covered by paragraph (a) of this Section 15.04), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends or distributions covered by paragraph (a) or (b) of this Section 15.04, dividends or distributions paid exclusively in cash and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of capital stock, indebtedness, or other asset or property hereinafter in this paragraph (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR´ = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Ex-Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors or a committee thereof of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 15.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this paragraph (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR´ = CR0 ×	FMV0 + MP0
MP0

Where,

CR0 = the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following the effective date of the Spin-Off;

CR´ = the Conversion Rate in effect immediately after the tenth Trading Day immediately following the effective date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this paragraph (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Stock Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this paragraph (c) and paragraphs (a) and (b) of this Section 15.04, any dividend or distribution to which this paragraph (c) is applicable that also includes shares of Common Stock to which paragraph (a) of this Section 15.04 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph (a) or (b) of this Section 15.04 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants, to which this paragraph (c) applies (and any Conversion Rate adjustment required by this paragraph (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by paragraphs (a) and (b) of this Section 15.04 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this paragraph (c) be substituted as the “Ex-Date” within the meaning of paragraph (a) and paragraph (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of paragraph (a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of paragraph (b).

(d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR´ = CR0 ×	SP0
SP0 - C

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution;

CR´ = the Conversion Rate in effect immediately after the Ex-Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution;

C = the amount in cash per share the Company distributes to holders of Common Stock in such dividend or distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such dividend or distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this paragraph (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this paragraph (d), references in this Section 15.04 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR´ = CR0 ×	AC + (SP´ × OS´)
OS0 × SP´

where,

CR0 = the Conversion Rate in effect on the date such tender or exchange offer expires;

CR´ = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS´ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP´ = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(f) For purposes of this Section 15.04 the term “Stock Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest.

In addition, no adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

(h) All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) on each anniversary of the Issue Date, (2) upon the occurrence of a Fundamental Change and any conversion in connection with a Fundamental Change, (3) if the Notes are called for redemption or (4) from and after the twenty-fifth (25th) Scheduled Trading Day prior to the Maturity Date.

(i) In any case in which this Section 15.04 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to paragraph (e) of this Section 15.04 (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities (or, if the Company has elected to settle its Conversion Obligation other than solely in shares of Common Stock, cash and, if applicable, shares of Common Stock or other securities) issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 15.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) For the avoidance of doubt, if a holder converts Notes prior to the Effective Date of a Makewhole Fundamental Change, and the Makewhole Fundamental Change does not occur, the holder shall not be entitled to Additional Shares in connection with such conversion.

(l) With respect to a conversion of Notes pursuant to this Article 15, at and after the close of business on the Conversion Date (or, in the case of any conversion settled by reference to an Observation Period, on each VWAP Trading Day of the related Observation Period with respect to Daily Shares for such VWAP Trading Day) (each such day the “Relevant Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the Conversion Date (or, in the case of any conversion settled by reference to an Observation Period, on each VWAP Trading Day of the related Observation Period with respect to the Daily Shares for such VWAP Trading Day) and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(m) Whenever the Company has elected to settle its Conversion Obligation other than solely in shares of Common Stock and any provision of this Article 15 requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

(n) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 15.04, and to the extent permitted by applicable law and the rules of the NASDAQ Global Market or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Note Register and the Trustee a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 15.05. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 15.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each conversion agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all holders in accordance with Section 16.03.

Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any holder of Notes desiring inspection thereof at its office during normal business hours.

Section 15.06. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

Section 15.07. Taxes on Conversions. Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 15.08. Certain Covenants. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 15.09. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.09.

Section 15.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person, or (iv) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:

(a) The Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such transaction, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3.

In the event a supplemental indenture is executed pursuant to this Section 15.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all holders.

If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.

(b) Notwithstanding the provisions of Section 15.02(a) to (d), and subject to the provisions of Section 15.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”); provided that the Company may elect to settle its Conversion Obligation pursuant to Section 15.02(a) substituting Reference Property for

Common Stock and provided further, that if the Company has made the Net Share Settlement Election, such a holder shall be entitled from and after the effective time of such transaction to convert its Notes into cash and, in lieu of Common Stock, if any, the same type (and in the same proportion) of Reference Property, based on the Daily Conversion Values of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 15.02(b). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to pursuant to any Merger Event or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined, based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 15 prior to the effective date.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder, at his address appearing on the Register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 15.10 shall similarly apply to successive Merger Events.

Section 15.11. Responsibility Of Trustee For Conversion Provisions. The Trustee, subject to the provisions of Section 8.01, and any conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to make any calculations under this Article 15 or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 8.01, nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 8.01, nor any conversion agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of

Section 8.01, and any conversion agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 15.

Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.10 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.10 or to any adjustment to be made with respect thereto, but, subject to the provisions of this Section 8.01 may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.12. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant of rights or warrants, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.13. Shareholder Rights Plans. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 15 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted in accordance with Section 15.04(c) treating all rights previously issued as Securities for purposes of such adjustment, subject to readjustment in the event of the expiration, termination or redemption of the rights.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 16.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to GSI Commerce, Inc., 935 First Avenue, King of Prussia, Pennsylvania 19406, Attention: Chief Financial Officer, Telecopier no.: (610) 265-1730, with a copy to the Attention of the General Counsel, Telecopier no.: (610) 265-1730, at the same address. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Bank of New York, 101 Barclay Street Floor 8W, New York, NY 10286, 212-815-5082.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Notes or the redemption date of any Note will not be a Business Day, then payment of such Interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no Interest shall accrue for the period from and after such date.

Section 16.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 16.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.06, 3.10 and 15.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.02, 8.03, 8.04 and 9.03 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn
Name:	Michael R. Conn
Title:	Executive Vice President, Finance and Chief Financial Officer

THE BANK OF NEW YORK, AS TRUSTEE

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

EXHIBIT A

[INCLUDE IF GLOBAL NOTE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE IF RESTRICTED SECURITY: THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE SECURITIES, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

GSI COMMERCE, INC.

2.50% CONVERTIBLE SENIOR NOTE DUE 2027

RULE 144A CUSIP: 36238GAC6

ISIN: US36238GAC69

No.	$

GSI Commerce, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [if global note: CEDE & CO.] [            ] or its registered assigns, the principal sum [if global note: as set forth on Schedule I hereto] [of $            ] on June 1, 2027, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually in arrears on June 1 and December 1 of each year (each, an Interest Payment Date), commencing December 1, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.50%, from July 2, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 15 or November 15, as the case may be, and before the following June 1 or December 1, this Note shall bear Interest from such June 1 or December 1; provided that if the Company shall default in the payment of Interest due on such June 1 or December 1, then this Note shall bear Interest from the next preceding June 1 or December 1 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Note, from July 2, 2007. Except as otherwise provided in the Indenture, the Interest payable on the Note pursuant to the Indenture on any June 1 or December 1 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the record date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest on any Notes in certificated form (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such Notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary. The Company shall pay Interest on any Global Note by wire transfer in immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay Interest on overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) Interest at the rate of 1% per annum.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company (or, at the option of the Company, cash or a combination of cash and Common Stock of the Company) on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GSI COMMERCE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

GSI COMMERCE, INC.

2.50% CONVERTIBLE SENIOR NOTE DUE 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.50% Convertible Senior Notes due 2027 (herein called the “Notes”), unlimited in aggregate principal amount, issued and to be issued under and pursuant to an Indenture dated as of July 2, 2007 (herein called the “Indenture”), between the Company and The Bank of New York, as trustee (herein called the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. In the case of any conflict or ambiguity between the terms of the Indenture and the terms of this Note, the terms of the Indenture shall be controlling.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to certain exceptions, any past Default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(a) to make provision to reduce the amount of Notes whose holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of Interest on any Note or reduce the amount, or extend the stated time for payment, of the Extension Fee;

(c) reduce the principal, or extend the stated maturity, of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or Interest or Extension Fee in respect of any Note;

(g) impair the right of any holder to receive payment of principal of and Interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(h) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

Without the consent of any holder, the Company and the Trustee may amend the Indenture to:

(1) (x) cure any ambiguity or to correct or supplement any provision that may be defective or inconsistent with any other provision, or (y) make such other provisions in regard to matters or questions arising under the Indenture that (in the case of clause (y)) shall not materially adversely affect the interests of the holders;

(2) provide for the assumption by a successor corporation of the Company’s obligations under the Indenture;

(3) add guarantees with respect to the Notes;

(4) secure the Notes;

(5) add to the Company’s covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

(6) provide for the conversion of Notes in accordance with the terms of the Indenture;

(7) make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to confirm the terms of the Indenture or the Notes to the description contained herein will not be deemed to be adverse to any holder;

(8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) to increase, from time to time, the per annum Interest rate on the Notes for any period; or

(10) evidence and provide for the acceptance of the appointment of a successor trustee under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company may not redeem the Notes prior to June 8, 2014. At any time on and after June 8, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a cash redemption price equal to 100% of the principal amount of the Notes being redeemed and accrued and unpaid Interest, to, but excluding, the redemption date; provided that if the redemption date falls after a record date and on or prior the corresponding Interest Payment Date, then accrued and unpaid Interest to, but excluding, the redemption date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of to the holders surrendering such Notes for redemption on such date and the redemption price payable to the holder who presents the Note for redemption will be 100% of the principal amount of such Note and will not include any Interest.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing or if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of the Notes, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, on a date specified by the Company that is not less than twenty (20) and not more than thirty (30) days after notice thereof at a cash repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Note up to, but excluding, the Fundamental Change Repurchase Date; provided that if the repurchase date falls after a record date and on or prior the corresponding Interest Payment Date, then accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the record date immediately preceding the repurchase date instead of to the holders surrendering such Notes for repurchase on such date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. The Notes will be subject to repurchase in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) day after the occurrence of such Fundamental Change. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Fundamental Change Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Fundamental Change Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder on June 1 of 2014, 2017 and 2022 in whole multiples of $1,000 at a cash repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Note up to, but excluding, the Repurchase Date. However, if the repurchase date occurs after a record date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid Interest to, but excluding, the repurchase date to the record holder on the record date immediately preceding the repurchase date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Fundamental Change Repurchase Notice or the Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day preceding the Fundamental Change Repurchase Date or up to the close of business on the date that is two (2) Business Days prior to the Repurchase Date, as the case may be, all as provided in the Indenture.

If money or cash sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, Interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date or Repurchase Date, as the case may be, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

In compliance with the provisions of the Indenture, (1) subject to the prior redemption or repurchase of the Notes and to the occurrence of certain events, at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and at any time on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027 and (2) subject to prior redemption or repurchase of the Notes, during the periods (i) on or after March 1, 2014 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding June 8, 2014 and (ii) on or after March 1, 2027 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, regardless of the occurrence of the events referred to in clause (1) of this paragraph, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 33.3333 shares of the Common Stock (a conversion price of approximately $30.00 per share) (or into cash or a combination of cash and shares of Common Stock, if the Company so elects), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If Notes are converted after 5:00 p.m., New York City time, on a record date, holders of such Notes as of 5:00 p.m., New York City time, on the record date shall receive the Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the Interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a redemption date or a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue Interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the regular record date immediately preceding the Maturity Date to the Maturity Date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any transfer tax or other similar governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT	as tenant by the entireties	(Cust)(Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of GSI Commerce, Inc. (subject to the Company’s settlement election rights) in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for (i) any portion of the Conversion Obligation that the Company elects to settle in cash and (ii) fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, including additional interest, if any, accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, Notes if to be delivered, and check if to be issued other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GSI Commerce, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof, unless such Fundamental Change Repurchase Date falls after a regular record date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding regular record date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$             principal amount of the Notes to which this Fundamental Change Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GSI Commerce, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Repurchase Date, to the registered holder hereof. However, if the Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid Interest to, but excluding the Repurchase Date to the record holder on the record date immediately preceding the Repurchase Date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$             principal amount of the Notes to which this Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                             (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The above signature of the holder(s) must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:
Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Schedule I

to the Note

GSI COMMERCE INC.

2.50% Convertible Senior Note due 2027

No.

The original principal amount of this Note is $                 MILLION DOLLARS ($                 ). The principal amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

EXHIBIT B

Makewhole Table

The following table sets forth the “Stock Price,” “Effective Date” and number of Additional Shares by which the Conversion Rate for the 2.50% Convertible Senior Notes due 2027 shall be increased in the event of a Makewhole Fundamental Change, in accordance with the Indenture:

	$ 24.36	$ 27.50	$ 30.00	$ 32.50	$ 35.00	$ 40.00	$ 45.00	$ 50.00	$ 60.00	$ 75.00	$ 100.00
July 2, 2007	7.71	7.22	6.15	5.30	4.62	3.60	2.89	2.37	1.68	1.08	0.58
June 1, 2008	7.71	7.05	5.95	5.09	4.41	3.39	2.70	2.20	1.54	0.99	0.54
June 1, 2009	7.71	6.80	5.67	4.79	4.10	3.10	2.43	1.96	1.36	0.87	0.47
June 1, 2010	7.71	6.51	5.33	4.43	3.74	2.75	2.11	1.68	1.14	0.73	0.40
June 1, 2011	7.71	6.10	4.87	3.94	3.24	2.29	1.70	1.32	0.88	0.55	0.30
June 1, 2012	7.71	5.57	4.25	3.29	2.60	1.71	1.21	0.91	0.59	0.38	0.21
June 1, 2013	7.71	4.71	3.23	2.24	1.59	0.87	0.56	0.40	0.27	0.18	0.11
June 1, 2014	7.71	3.03	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00